                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (unaudited)

                                                                               THREE MONTHS ENDED JUNE 30,
                                                                            ---------------------------------
                                                                                2002                 2003
                                                                            ------------         ------------
Basic Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period                               13,909,714           13,948,542
Weighted average number of common shares issued (1)                              (46,997)            (440,784)
                                                                            ------------         ------------
Weighted average number of common shares outstanding - end of period          13,862,717           13,507,758
                                                                            ============         ============

Net earnings (loss):
    Continuing operations                                                   $  2,248,000         $  2,753,000
    Discontinued operations                                                     (173,000)              80,000
                                                                            ------------         ------------
       Net earnings                                                         $  2,075,000         $  2,833,000
                                                                            ============         ============

Basic earnings (loss) per common share:
    Continuing operations                                                   $       0.16         $       0.20
    Discontinued operations                                                        (0.01)                0.01
                                                                            ------------         ------------
       Net earnings                                                         $       0.15         $       0.21
                                                                            ============         ============



Diluted Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period                               13,909,714           13,948,542
Weighted average number of common shares issued (1)                              490,265               75,336
                                                                            ------------         ------------
Weighted average number of common shares outstanding - end of period          14,399,979           14,023,878
                                                                            ============         ============

Net earnings (loss):
    Continuing operations                                                   $  2,248,000         $  2,753,000
    Discontinued operations                                                     (173,000)              80,000
                                                                            ------------         ------------
       Net earnings                                                         $  2,075,000         $  2,833,000
                                                                            ============         ============

Diluted earnings (loss) per common share:
    Continuing operations                                                   $       0.15         $       0.20
    Discontinued operations                                                        (0.01)                --
                                                                            ------------         ------------
       Net earnings                                                         $       0.14         $       0.20
                                                                            ============         ============
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(1)    Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.